Filed pursuant to
                                                                  Rule 424(b)(5)
                                                       Registration No. 33-59791


                                    CITICORP
                               U.S. $7,000,000,000
                    Global Medium-Term Senior Notes, Series C
                               U.S. $1,000,000,000
                 Global Medium-Term Subordinated Notes, Series C
                Due From 9 Months to 60 Years From Date of Issue

Pricing  Supplement,  dated  January 3, 1996
     (To  Prospectus  Supplement, dated August 7, 1995;
     to Prospectus, dated August 7, 1995)

                              DESCRIPTION OF NOTES

      The terms of the Senior Notes set forth in this Pricing Supplement supplement and modify, to the extent applicable, the description of general terms and provisions of Citicorp's Global Medium-Term Senior Notes, Series C set forth in the accompanying Prospectus and Prospectus Supplement. Capitalized terms not defined herein shall have the meanings assigned to such terms in the accompanying Prospectus and Prospectus Supplement.

SUMMARY OF TERMS:

Title of Notes:               5.46% Senior Notes Due January 8, 1999
                              (the "Notes").
Aggregate
  Principal Amount:           $25,000,000.00.

Price to Public:              100%.

Issue Date:                   January 8, 1996.

Stated Maturity Date:         January 8, 1999.

Interest Rate:                5.46%.

Interest Payment Dates:       Semi-annually on the 15th of each February and
                              August, commencing on February 15, 1996, and on the Stated Maturity Date.

Sinking Fund:                 None.

Redemption:                   None.

Selling Agent:                Smith Barney Inc.

Commission:                   0.207%.

CUSIP Number:                 17303l LQX 2.